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                                                                     EXHIBIT 5.1


   [LETTERHEAD OF CORRERO FISHMAN HAYGOOD PHELPS WALMSLEY & CASTEIX, L.L.P.]


                               November 5, 2002


                                                               File No. 1033-030
US Unwired Inc.
901 Lakeshore Drive
Lake Charles, LA  70601

         Re:      US Unwired Inc.
                  Registration Statement on Form S-3
                  Registration No. 333-98305

Ladies and Gentlemen:

     We have acted as counsel to US Unwired Inc., a Louisiana corporation (the "Corporation"), in connection with the filing, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the above referenced Registration Statement that relates to 44,563,654 shares of the common stock, par value $.01 per share, of the Corporation (the "Common Stock"). Of these shares: (i) 324,100 are shares of Common Stock that are issuable upon the exercise of warrants of IWO Holdings, Inc. ("IWO") under the related Warrant Agreement dated as of February 2, 2001 between IWO and U.S. Bank National Association (formerly known as Firstar Bank, N.A.), as warrant agent, which warrants (the "Assumed Warrants") were assumed by the Corporation on April 1, 2002, pursuant to the provisions of an Agreement and Plan of Merger, dated as of December 19, 2001, among the Corporation, IWO and Northeast Unwired Inc. (the "Merger Agreement"); (ii) 546,394 are shares of Common Stock that are issuable upon the exercise of warrants, which warrants (the "Exchanged Warrants") were exchanged by the Corporation on April 1, 2002, pursuant to the Merger Agreement;
(iii) 882,965 are shares of Common Stock that are issuable upon the exercise of options (the "Options") pursuant to the IWO Holdings, Inc. Stock Incentive Plan (the "Plan"), which Plan and Options were assumed by the Corporation on April 1, 2002, pursuant to the Merger Agreement; and (iv) 42,810,195 are shares of Common Stock that are currently outstanding (the "Outstanding Shares").

     In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. Further we have assumed that the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of documents signed on behalf of the Corporation) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals.

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November 5, 2002
Page 2



     Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

     1. the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and

     2. the shares of Common Stock issuable upon the exercise of the Assumed Warrants, the Exchanged Warrants and the Options, when issued and delivered upon exercise of the Assumed Warrants, Exchange Warrants or Options, as the case may be, and upon payment of the consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the Business Corporation Law of the State of Louisiana, and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of changes in such law or the interpretations thereof or in the event of changes in such facts.

     This opinion letter is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, although we do not thereby acknowledge that we are a person whose written consent is required under Section 7(a) of the Securities Act or the rules thereunder.


                    Sincerely,


                    /s/ Correro Fishman Haygood Phelps Walmsey & Casteix, L.L.P.